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                                                                    EXHIBIT 3.1





PRICE WATERHOUSE    [LOGO]


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-73954) of Nam Tai Electronics, Inc. of our reported dated March 28, 1996 appearing in this Form 20-F.




/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE
Certified Public Accountants

HONG KONG, March 28, 1996